EXECUTION VERSION

FOREIGN GUARANTY

Dated as of December 4, 2013

From

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE FOREIGN SECURED PARTIES REFERRED TO HEREIN

Exhibit A - Foreign Guaranty Supplement

FOREIGN GUARANTY

FOREIGN GUARANTY dated as of December 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Foreign Guaranty”) made by the Swiss Guarantor (as defined below), the US Borrowers (as defined below) and each of the other Persons listed on the signature pages hereof under the caption “Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (the Swiss Guarantor, the US Borrowers, such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Foreign Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT. Chemtura Corporation, a Delaware corporation (the “Company”) the other US Borrowers referred to therein (together with the Company, the “US Borrowers”), are parties to a Senior Secured Revolving Facilities Credit Agreement, amended and restated on December 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein or the Intercreditor Agreement (as defined in the Credit Agreement) and not otherwise defined herein being used herein as therein defined) among the US Borrowers, Bank of America, N.A., as US Administrative Agent, CHEMTURA SALES EUROPE B.V., a company incorporated under the laws of the Netherlands (the “Foreign Borrower”) and Chemtura Europe GmbH, a company formed under the laws of Switzerland (the “Swiss Guarantor”), the other agents named therein, the Lender Parties party thereto from time to time and the other parties thereto. Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement and the other Loan Documents, and it is a condition precedent to the making of Foreign Advances and the issuance of Foreign Letters of Credit by the Lender Parties under the Credit Agreement and the entry by Foreign Cash Management Banks into Secured Cash Management Agreements from time to time, that each Guarantor shall have executed and delivered this Foreign Guaranty.

NOW, THEREFORE, in consideration of the premises, and in order to induce the Foreign Lender Parties to make Foreign Advances and to issue Foreign Letters of Credit under the Credit Agreement and the Cash Management Banks to enter into Foreign Secured Cash Management Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1.  Foreign Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Foreign Obligations of each other Foreign Loan Party or Subsidiary of a Foreign Loan Party now or hereafter existing under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Foreign Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Foreign Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Foreign Administrative Agent or any other Foreign Secured Party in enforcing any rights under this Foreign Guaranty; provided, that, notwithstanding the foregoing, the Swiss Guarantor shall not have any liability or other obligation in respect of any Foreign Obligations of any Foreign Loan Party or any Subsidiary of a Foreign Loan Party (other than the Foreign Borrower and itself). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Foreign Loan Party or Subsidiary of a Foreign Loan Party to the Foreign Administrative Agent or any other Foreign Secured Party under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Foreign Loan Party or Subsidiary.

1	Chemtura (Revolving Facility) Foreign Guaranty

(b)          Each Guarantor, and by its acceptance of this Foreign Guaranty, the Foreign Administrative Agent and each other Foreign Secured Party, hereby confirms that it is the intention of all such Persons that this Foreign Guaranty and the Foreign Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Foreign Guaranty and the Foreign Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Foreign Administrative Agent, the other Foreign Secured Parties and the Guarantors hereby irrevocably agree that the Foreign Obligations of each Guarantor under this Foreign Guaranty at any time shall be limited to the maximum amount as will result in the Foreign Obligations of such Guarantor under this Foreign Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(l) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c)          Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Foreign Secured Party under this Foreign Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Foreign Secured Parties under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements; provided, that, notwithstanding the foregoing, the Swiss Guarantor shall not have any liability or other obligation in respect of any Foreign Obligations of any Foreign Loan Party or any Subsidiary of a Foreign Loan Party (other than the Foreign Borrower and itself). If any Guarantor makes a payment under this Foreign Guaranty of any Foreign Obligations under the Loan Documents or Foreign Secured Cash Management Agreements (any such payment by a Guarantor, a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Foreign Obligations under the Loan Documents or Foreign Secured Cash Management Agreements satisfied by such Guarantor Payments in the same proportion that such Guarantor's Allocable Amount bore to the total Allocable Amounts of all Guarantors, then (subject to compliance with the first sentence of this section 1(c)) such Guarantor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Guarantor shall be the maximum amount that could then be recovered from such Guarantor under this Foreign Guaranty without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

2	Chemtura (Revolving Facility) Foreign Guaranty

Section 2.  Foreign Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and Foreign Secured Cash Management Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Foreign Administrative Agent or any other Foreign Secured Party with respect thereto. The Foreign Obligations of each Guarantor under or in respect of this Foreign Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Foreign Loan Party under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Foreign Guaranty, irrespective of whether any action is brought against any US Borrower or any other Foreign Loan Party or whether any US Borrower or any other Foreign Loan Party is joined in any such action or actions. The liability of each Guarantor under this Foreign Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives (to the extent permitted by law) any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)          any lack of validity or enforceability of any Loan Document or Foreign Secured Cash Management Agreement or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Foreign Obligations of any other Foreign Loan Party under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements, or any other amendment or waiver of or any consent to departure from any Loan Document or Foreign Secured Cash Management Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Foreign Loan Party or any of its Subsidiaries or otherwise;

(c)          any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)          any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Foreign Obligations of any Foreign Loan Party under the Loan Documents and Foreign Secured Cash Management Agreements, or any other assets of any Foreign Loan Party or any of its Subsidiaries;

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(e)          any change, restructuring or termination of the corporate structure or existence of any Foreign Loan Party or any of its Subsidiaries;

(f)          any failure of the Foreign Administrative Agent or any other Foreign Secured Party to disclose to any Foreign Loan Party any information relating to the business condition (financial or otherwise), operations, properties or prospects of any other Foreign Loan Party now or hereafter known to the Foreign Administrative Agent or such other Foreign Secured Party, as the case may be (each Guarantor waiving any duty on the part of the Foreign Secured Parties to disclose such information);

(g)          the failure of any other Person to execute or deliver this Foreign Guaranty, any Foreign Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)          any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Foreign Administrative Agent or any other Foreign Secured Party) that might otherwise constitute a defense available to, or a discharge of, any Foreign Loan Party or any other guarantor or surety, in each case other than the payment in full in cash of the Guaranteed Obligations.

This Foreign Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Foreign Administrative Agent or any other Foreign Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any US Borrower or any other Foreign Loan Party or otherwise, all as though such payment had not been made.

Section 3.  Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Foreign Guaranty and any requirement that the Foreign Administrative Agent or any other Foreign Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Foreign Loan Party or any other Person or any Collateral.

(b)          Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) any right to revoke this Foreign Guaranty and acknowledges that this Foreign Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)          Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Foreign Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Foreign Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

4	Chemtura (Revolving Facility) Foreign Guaranty

(d)          Each Guarantor acknowledges that the Foreign Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Foreign Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Foreign Administrative Agent and the other Foreign Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)          Each Guarantor hereby unconditionally and irrevocably waives (to the extent permitted by law) any duty on the part of any Foreign Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Foreign Loan Party or any of its Subsidiaries now or hereafter known by such Foreign Secured Party.

(f)          Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and Foreign Secured Cash Management Agreements, and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

5	Chemtura (Revolving Facility) Foreign Guaranty

Section 4.  Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any US Borrower, any other Foreign Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Foreign Obligations under or in respect of this Foreign Guaranty, or any other Loan Document or Foreign Secured Cash Management Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Foreign Administrative Agent or any other Foreign Secured Party against any US Borrower, any other Foreign Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any US Borrower, any other Foreign Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Foreign Guaranty shall have been paid in full in cash, all Foreign Letters of Credit and all Foreign Secured Cash Management Agreements shall have expired or been terminated (or all Foreign L/C Obligations shall have been Cash Collateralized and all obligations under Foreign Secured Cash Management Agreements shall have been cash collateralized in a manner reasonably satisfactory to each applicable Foreign Cash Management Bank) and all Foreign Revolving Credit Commitments shall have expired or been terminated (including the expiration or termination of the Foreign Borrowers’ rights under Section 2.19 of the Credit Agreement). If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Foreign Guaranty, (b) the latest date of expiration or termination of all Foreign Letters of Credit and all Foreign Secured Cash Management Agreements (or the date on which all Foreign L/C Obligations shall have been Cash Collateralized and all obligations under Foreign Secured Cash Management Agreements shall have been cash collateralized in a manner reasonably satisfactory to each applicable Foreign Cash Management Bank), and (c) the expiration or termination of all Foreign Revolving Credit Commitments (including the expiration or termination of the Foreign Borrowers’ rights under Section 2.19 of the Credit Agreement), such amount shall be received and held in trust for the benefit of the Foreign Administrative Agent and the other Foreign Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Foreign Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Foreign Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents and Foreign Secured Cash Management Agreements, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Foreign Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Foreign Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Foreign Guaranty (other than contingent indemnification obligations under which a claim has not yet been asserted) shall have been paid in full in cash, (iii) all Foreign Letters of Credit and all Foreign Secured Cash Management Agreements shall have expired or been terminated (or all Foreign L/C Obligations shall have been Cash Collateralized and all obligations under Foreign Secured Cash Management Agreements shall have been cash collateralized in a manner reasonably satisfactory to each applicable Foreign Cash Management Bank), and (iv) all Foreign Revolving Credit Commitments shall have expired or been terminated (including the expiration or termination of the Foreign Borrowers’ rights under Section 2.19 of the Credit Agreement), the Foreign Administrative Agent and the other Foreign Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Foreign Guaranty.

Section 5.  Payments Free and Clear of Taxes, Etc. Any and all payments made by any Guarantor under or in respect of this Foreign Guaranty, any other Loan Document or any Foreign Secured Cash Management Agreement shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrowers are required to be made free and clear of Indemnified Taxes and Other Taxes pursuant to the terms of Section 2.13 of the Credit Agreement.

Section 6.  Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents and Foreign Secured Cash Management Agreements by any Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

(a)          There are no conditions precedent to the effectiveness of this Foreign Guaranty that have not been satisfied or waived.

6	Chemtura (Revolving Facility) Foreign Guaranty

(b)          Such Guarantor has, independently and without reliance upon any Foreign Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Foreign Guaranty and each other Loan Document and Foreign Secured Cash Management Agreement to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Foreign Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Foreign Loan Party.

Section 7.  Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Foreign Letter of Credit shall be outstanding, any Foreign Lender Party shall have any Commitment or any Foreign Secured Cash Management Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements applicable to such Restricted Subsidiaries set forth in the Loan Documents and Foreign Secured Cash Management Agreements, as the case may be, on its or their part to be performed or observed or that any Borrower has agreed to cause such Guarantor or such Restricted Subsidiaries to perform or observe.

Section 8.  Amendments, Foreign Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Foreign Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Foreign Administrative Agent and the Required Lenders (or by the Foreign Administrative Agent with the consent of the Required Lenders) and, in the case of an amendment, the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Foreign Administrative Agent and all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), subject to the next succeeding sentence, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Obligations owing to the Foreign Secured Parties under or in respect of the Loan Documents, if such release or limitation is in respect of all or substantially all of the aggregate value of Guarantees to the Lender Parties, or make any other change that is of the type that requires the consent of all Lenders under Section 10.01 of the Credit Agreement. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents and Foreign Secured Cash Management Agreements, such Guarantor shall be automatically released from this Foreign Guaranty.

(b)          Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Foreign Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Foreign Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document or Foreign Secured Cash Management Agreement to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Foreign Guaranty”, “hereunder”, “hereof” or words of like import referring to this Foreign Guaranty, and each reference in any other Loan Document or Foreign Secured Cash Management Agreement to the “Foreign Guaranty”, “thereunder”, “thereof” or words of like import referring to this Foreign Guaranty, shall mean and be a reference to this Foreign Guaranty as supplemented by such Foreign Guaranty Supplement.

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Section 9.  Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the provisions set out in Section 10.02 of the Credit Agreement, mutatis mutandis.

Section 10.  No Waiver; Remedies. No failure on the part of any Foreign Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.  Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Foreign Administrative Agent to declare the Foreign Advances due and payable pursuant to the provisions of said Section 6.01, each Agent and each Foreign Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Foreign Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Foreign Obligations of such Guarantor now or hereafter existing under the Loan Documents and Foreign Secured Cash Management Agreements, irrespective of whether such Agent or such Foreign Lender shall have made any demand under this Foreign Guaranty or any other Loan Document or Foreign Secured Cash Management Agreement, and although such Foreign Obligations may be unmatured. Each Agent and each Foreign Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Foreign Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Foreign Lender Party and their respective Affiliates may have.

Section 12.  Indemnification. (a) Without limitation on any other Foreign Obligations of any Guarantor or remedies of the Foreign Secured Parties under this Foreign Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each Foreign Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay within ten (10) Business Days of written demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Foreign Loan Party enforceable against such Foreign Loan Party in accordance with their terms. This Section 12(a) shall not apply with respect to Taxes, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b)          Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective security holders, creditors, officers, directors, employees, agents and advisors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings). Notwithstanding any other provision of this Foreign Guaranty, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, except to the extent such damages are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.

(c)          Without prejudice to the survival of any of the other agreements of any Guarantor under this Foreign Guaranty or any of the other Loan Documents or Foreign Secured Cash Management Agreements, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Foreign Guaranty.

Section 13.  Subordination. Each Guarantor hereby subordinates any and all Debt owed to such Guarantor by each other Foreign Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a)          Prohibited Payments, Etc. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Foreign Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrowers in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Foreign Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, no Guarantor shall (unless the Foreign Administrative Agent otherwise agrees) demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)          Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Foreign Loan Party, each Guarantor agrees that the Foreign Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

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(c)          Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Foreign Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrowers in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Foreign Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, each Guarantor shall, if the Foreign Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Foreign Secured Parties and deliver such payments to the Foreign Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Foreign Guaranty.

(d)          Foreign Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Foreign Loan Party), provided that either (1) a notice of acceleration of the maturity of the Advances has been delivered to the Borrowers in accordance with Section 6.01(ii) of the Credit Agreement, or (2) a demand for payment has been made under this Foreign Guaranty and, in the case of this clause (2), amounts that are due remain unpaid, the Foreign Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to pay any amounts received on such obligations to the Foreign Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 14.  Continuing Foreign Guaranty; Assignments under the Credit Agreement. This Foreign Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Foreign Guaranty, (ii) the latest date of expiration or termination of all Foreign Letters of Credit and all Foreign Secured Cash Management Agreements (or the date on which all Foreign L/C Obligations shall have been Cash Collateralized and all obligations under Foreign Secured Cash Management Agreements shall have been cash collateralized in a manner reasonably satisfactory to each applicable Foreign Cash Management Bank), and (iii) the expiration or termination of all Foreign Revolving Credit Commitments (including the expiration or termination of the Foreign Borrowers’ rights under Section 2.19 of the Credit Agreement), (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of and be enforceable by the Foreign Administrative Agent and the other Foreign Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Foreign Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Foreign Revolving Credit Commitments, the Foreign Revolving Credit Advances owing to it and the Notes held by it in respect of the Foreign Revolving Facility) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Foreign Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Foreign Secured Parties.

10	Chemtura (Revolving Facility) Foreign Guaranty

Section 15.  Rights and Remedies. At any time an Event of Default shall have occurred and be continuing, the Foreign Administrative Agent and the Foreign Lender Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under any Loan Document. If, in taking any action in connection with the exercise of any rights or remedies, the Foreign Administrative Agent or any Foreign Lender Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Guarantor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Guarantor might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Foreign Administrative Agent or any Foreign Lender Party to seek a deficiency judgment against any Foreign Loan Party shall not impair each Guarantor’s obligation to pay the full amount of the Foreign Obligations under the Loan Documents; provided, that, notwithstanding the foregoing, the Swiss Guarantor shall not have any liability or other obligation in respect of any Foreign Obligations of any Foreign Loan Party or any Subsidiary of a Foreign Loan Party (other than the Foreign Borrower and itself). Each Guarantor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Foreign Obligations under the Loan Documents, even though that election of remedies destroys such Guarantor’s rights of subrogation against any other Person. The Foreign Administrative Agent may bid all or a portion of the Foreign Obligations under the Loan Documents at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Foreign Administrative Agent but shall be credited against the Foreign Obligations under the Loan Documents. The amount of the successful bid at any such sale, whether the Foreign Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral acquired pursuant to such sale, and, after application of the proceeds of such sale to payment of the Foreign Obligations under the Loan Documents, the difference between such bid amount and the remaining balance of the Foreign Obligations under the Loan Documents shall be conclusively deemed to be the amount of the Foreign Obligations under the Loan Documents guaranteed under this Foreign Guaranty, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Foreign Administrative Agent or any Foreign Lender Party might otherwise be entitled but for such bidding at any such sale.

11	Chemtura (Revolving Facility) Foreign Guaranty

Section 16.  Execution in Counterparts. This Foreign Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Foreign Guaranty by telecopier or by electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Foreign Guaranty.

Section 17.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.   (a)  This Foreign Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Foreign Guaranty or any of the other Loan Documents or Foreign Secured Cash Management Agreements to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)          Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Foreign Guaranty or any of the other Loan Documents or Foreign Secured Cash Management Agreements to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)          EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR FOREIGN SECURED CASH MANAGEMENT AGREEMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

12	Chemtura (Revolving Facility) Foreign Guaranty

IN WITNESS WHEREOF, each Foreign Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHEMTURA CORPORATION

By
Name: Stephen C. Forsyth
Title: Executive Vice President and
Chief Financial Officer

BIO-LAB, INC.

By
Name: Arthur Fullerton
Title: Vice President

CROMPTON COLORS INCORPORATED

By
Name: Arthur Fullerton
Title: Vice President

GLCC LAUREL, LLC

By
Name: Arthur Fullerton
Title: Vice President

GREAT LAKES CHEMICAL CORPORATION

By
Name: Arthur Fullerton
Title: Vice President

[Signature Page]	Chemtura (Revolving Facility) Foreign Guaranty

HOMECARE LABS, INC.

By
Name: Arthur Fullerton
Title: Vice President

RECREATIONAL WATER PRODUCTS, INC.

By
Name: Arthur Fullerton
Title: Vice President

[Signature Page]	Chemtura (Revolving Facility) Foreign Guaranty

CHEMTURA EUROPE GMBH.

By
Name:
Title:

[Signature Page]	Chemtura (Revolving Facility) Foreign Guaranty

Exhibit A
To The
Foreign Guaranty

FORM OF FOREIGN GUARANTY SUPPLEMENT

_________ __, ____

Bank of America, N.A., as Foreign Administrative Agent
[Address of Foreign Administrative Agent]

Attention: _________

Senior Secured Revolving Facilities Credit Agreement amended and restated on December 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Chemtura Corporation, a Delaware corporation (the “Company”) and the other US Borrowers referred to therein (together with the Company, the “US Borrowers”), CHEMTURA SALES EUROPE B.V., a company incorporated under the laws of the Netherlands (the “Foreign Borrower”) and Chemtura Europe GmbH, a company formed under the laws of Switzerland (the “Swiss Guarantor”),

Bank of America, N.A., as Foreign Administrative Agent, the other agents named therein,

the Lender Parties party thereto from time to time and the other parties thereto

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Foreign Guaranty referred to therein (such Foreign Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Foreign Guaranty Supplement, being the “Foreign Guaranty”). The capitalized terms defined in the Foreign Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Foreign Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Foreign Obligations of each other Foreign Loan Party or Subsidiary of a Foreign Loan Party now or hereafter existing under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Foreign Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Foreign Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Foreign Administrative Agent or any other Foreign Secured Party in enforcing any rights under the Foreign Guaranty or this Foreign Guaranty Supplement; provided, that, notwithstanding the foregoing, the Swiss Guarantor shall not have any liability or other obligation in respect of any Foreign Obligations of any Foreign Loan Party or any Subsidiary of a Foreign Loan Party (other than the Foreign Borrower and itself). Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Foreign Loan Party or Subsidiary of a Foreign Loan Party to the Foreign Administrative Agent or any other Foreign Secured Party under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Foreign Loan Party or Subsidiary.

A-1	Chemtura (Revolving Facility) Foreign Guaranty

(b)          The undersigned, and by its acceptance of this Foreign Guaranty Supplement, the Foreign Administrative Agent and each other Foreign Secured Party, hereby confirms that it is the intention of all such Persons that this Foreign Guaranty Supplement, the Foreign Guaranty and the Foreign Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Foreign Guaranty Supplement, the Foreign Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Foreign Administrative Agent, the other Foreign Secured Parties and the undersigned hereby irrevocably agree that the Foreign Obligations of the undersigned under this Foreign Guaranty Supplement and the Foreign Guaranty at any time shall be limited to the maximum amount as will result in the Foreign Obligations of the undersigned under this Foreign Guaranty Supplement and the Foreign Guaranty not constituting a fraudulent transfer or conveyance.

(c)          The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Foreign Secured Party under this Foreign Guaranty Supplement, the Foreign Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Foreign Secured Parties under or in respect of the Loan Documents and Foreign Secured Cash Management Agreements.

Section 2. Obligations Under the Foreign Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Foreign Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Foreign Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document or Foreign Secured Cash Management Agreement to a “Guarantor” or a “Foreign Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Foreign Guaranty with respect to itself to the same extent as each other Guarantor made such representation with respect to itself.

Section 4. Electronic Delivery. Delivery of an executed counterpart of a signature page to this Foreign Guaranty Supplement by telecopier or by electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Foreign Guaranty Supplement.

A-2	Chemtura (Revolving Facility) Foreign Guaranty

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Foreign Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Foreign Guaranty Supplement, the Foreign Guaranty or any of the other Loan Documents or Foreign Secured Cash Management Agreements to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)          The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Foreign Guaranty Supplement, the Foreign Guaranty or any of the other Loan Documents or Foreign Secured Cash Management Agreements to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)          THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR FOREIGN SECURED CASH MANAGEMENT AGREEMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Name:
Title:

A-3	Chemtura (Revolving Facility) Foreign Guaranty